Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 12, 2024, with respect to the consolidated financial statements of Zoomcar Holdings, Inc. included in the Annual Report on Form 10-K/A for the year ended March 31, 2024, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON BHARAT LLP

Gurugram, India

February 10, 2025